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                          SECURITIES AND EXCHANGE COMMISSION

                               Washington, D.C.  20549

                                       Form 8-K

                                    CURRENT REPORT

                          Pursuant to Section 13 or 15(d) of
                         the Securities Exchange Act of 1934

Date of Report:  February 24, 1997

                                   WebSecure, Inc.
                             --------------------------
                (Exact name of registrant as specified in its charter)

Delaware                             0-21649         04-3296069
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(State or other jurisdiction         (Commission     (IRS Employer
of incorporation)                    File Number)    Identification No.)

1711 Broadway, Saugus, Massachusetts            01906
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(Address of principal executive offices)         (ZIP Code)

Registrant's telephone number, including area code:  (617) 867-2300
                                                     --------------

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Item 5.       Other Events

    The Board of Directors of WebSecure, Inc (the "Company") recently voted unanimously to retain an outside law firm to advise the Company regarding the validity of certain software licenses and contracts in which Emanuel Pinez, the former Chairman of Centennial Technologies, Inc., may have been involved.

    The Company has retained the Boston law firm of Hill & Barlow, which had no previous relationship to WebSecure, to conduct an independent investigation of all the circumstances surrounding license agreements with which Mr. Pinez was, or may have been, involved. The Board of Directors has also authorized Hill & Barlow to engage an accounting firm to assist the Company in analyzing the financial impact, if any, of these and other transactions.

    Management believes that it is too early to determine what, if any, impact the results of this review might have on the Company's financial position, or its past reporting. However, the particular licenses under examination are not part of the Company's current ongoing business operations, but they represented a substantial portion of the revenues reported for the fiscal quarter ending November 30, 1996.

    Tibor Vais was appointed as president and chief executive officer of WebSecure on January 20, 1997. Mr. Vais previously had not been affiliated with the company.

    WebSecure, Inc. provides Internet network services to corporate customers, including connections to the World Wide Web through high bandwidth lines, hosting of Web sites for customers and co-location services. The Company's Internet address is: http://www.websecure.

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                                     SIGNATURES


    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                WebSecure, Inc.
                                ---------------
                                Registrant


DATED:  February 24, 1997        By:/s/Tibor Vais
                                    ----------------------------
                                    Tibor Vais
                                    President and Chief Executive Officer


                                  By:/s/Carole Ouellette
                                     ----------------------------
                                     Carole Ouellette
                                     Chief Financial Officer